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                                                                    Exhibit 23.4

                         INDEPENDENT AUDITORS' CONSENT

We consent to the inclusion in the Registration Statement of EMusic.com Inc. on Form S-4 of our report dated November 19, 1999, on our audit of the financial statements of Group K Inc. as of December 31, 1998 and 1997 and for the period June 16, 1997 (inception) through December 31, 1998, the year ended December 31, 1998 and the period June 16, 1997 (inception) through December 31, 1997 and to the reference to our firm under the caption "Experts".

                                          /s/ Richard A. Eisner & Company, LLP

New York, New York
January 10, 2000